Exhibit 10.2

PROMISSORY NOTE

March 20, 2012

FOR VALUE RECEIVED, Laredo Resources Corp., a Nevada Corporation, promises to pay Ruth Cruz Santos on or before March 31, 2013, the amount of Seven Thousand Five Hundred Dollars ($7,500) in the currency of the United States plus simple interest on the principal amount of the loan accrued at a rate 6% per annum.

Time shall be the essence of this Promissory Note.

This Promissory Note shall be governed by and constituted in accordance with the laws of the State of Nevada.

LAREDO  RESOURCES CORP.

Per________________________________________

      Ruth Cruz Santos, Pres, CEO, CFO